UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

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BRP Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Equity Awards

Based on a review by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BRP Group, Inc. (the “Company”) and the recommendations of its independent compensation consultant, on March 15, 2022, the Compensation Committee determined to grant its executive officers equity awards comprised of 75% of performance-based restricted stock units (“PSUs”) (based on the target number of shares underlying the PSUs) with a grant date of March 15, 2022 and 25% of restricted stock with a grant date of April 1, 2022 (collectively, the “2022 Equity Awards”), including to Trevor Baldwin, Kris Wiebeck, John Valentine and Brad Hale as set forth below, under the Company’s Omnibus Incentive Plan (the “Plan”), which was filed on September 23, 2019 with the Company’s Registration Statement on Form S-1 as Exhibit 10.6 and is incorporated herein by reference:

Name	Target Number of Shares Underlying PSUs	Grant Value of Restricted Stock*
Trevor Baldwin Chief Executive Officer	49,926	$437,500

Kris Wiebeck Chief Strategy Officer	21,396	$187,500

John Valentine Chief Partnership Officer	21,396	$187,500

Brad Hale Chief Financial Officer	21,396	$187,500

*The number of shares underlying each restricted stock grant will be calculated by dividing the dollar amount of the applicable grant value by a price per share of our Class A common stock equal to the arithmetic average of the volume weighted average prices for our Class A shares on the Nasdaq Global Select Market, as reported by Nasdaq, Inc. across the 30 consecutive calendar days ending on and including the last full trading day immediately prior to April 1, 2022, as determined by the “VWAP” listed in a report generated for such period by a Bloomberg Terminal.

PSUs

The number of PSUs, if any, earned pursuant to the PSU awards will be determined based on the following performance goals (the “Performance Goals”), in each case as measured over the period from January 1, 2022 through December 31, 2024 (the “Performance Period”):

•	60% of the PSU award based on total shareholder return, as follows (the “Relative TSR Performance Goal”):

o	50% based on the Company’s total stockholder return compared to the total stockholder return of the Company’s compensation peer group; and

o	50% based on the Company’s total stockholder return compared to the total stockholder return of the Russell 3000 Growth Index; and

•	40% of the PSU award based on the Company’s compounded annual growth rate for the Performance Period, excluding any growth attributable to mergers and acquisitions.

The number of PSUs that are earned pursuant to the PSU awards following the end of the Performance Period will be between 0% and 250% of an executive officer’s target PSUs, depending on the level of achievement with respect to the Performance Goals and subject to the executive officer’s continued employment through March 15, 2025. If the Company’s absolute compounded annual stockholder return for the Performance Period is negative, the maximum level of performance achievable for the PSUs subject to the Relative TSR Performance Goal will be the target level.

In the event of a Change in Control (as defined in the Plan) on or prior to the last day of the Performance Period, performance with respect to the Performance Goals will be determined in good faith by the Compensation Committee upon the Change in Control. The PSU awards, to the extent earned, will remain outstanding thereafter and will vest subject to an executive officer’s continued employment through the vesting date. If an executive officer’s employment is terminated by the Company without cause or, if applicable, by the executive officer for good reason within 12 months following the Change in Control, subject to the executive officer’s execution and non-revocation of a release of claims, the PSU award, to the extent earned, will fully vest.

The PSU awards were granted under the Plan using a PSU award agreement substantially consistent with the form of PSU award agreement previously filed by the Company on May 6, 2021 with the Company’s 8-K/A as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Plan and the form of PSU agreement previously filed, the terms of which are incorporated herein by reference.

Restricted Stock

The restricted stock awards will vest in equal annual installments over five years, with the first installment vesting on March 15, 2023, subject to the executive officer’s continued employment through the applicable vesting date. If an executive officer’s employment is terminated by the Company without cause or, if applicable, by the executive officer for good reason within 12 months following a Change in Control, subject to the executive officer’s execution and non-revocation of a release of claims, the restricted stock award will fully vest.

The restricted stock awards will be granted under the Plan using a restricted stock award agreement substantially consistent with the form of restricted stock award agreement previously filed by the Company with its Registration Statement on Form S-1 on September 23, 2019 as Exhibit 10.7. The foregoing description is subject to, and qualified in its entirety by, the Plan and the form of restricted stock award agreement previously filed, the terms of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: March 21, 2022	By:	/s/ Bradford Hale
		Name:	Bradford Hale
		Title:	Chief Financial Officer